Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-1 of PhaseRx, Inc. of our report dated March 27, 2017, on our audits of the consolidated financial statements of PhaseRx, Inc. as of December 31, 2016 and 2015, and for the years then ended. We also consent to the reference to us under the heading "Experts" in the Registration Statement.

/S/ PETERSON SULLIVAN LLP

Seattle, Washington

June 21, 2017